EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, New York  10005


June 9, 1998


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois  60181


         Re:      Insured Municipals Income Trust and Investors' Quality
               Tax-Exempt Trust, Multi-Series 302 (A Unit Investment Trust)
              Registered Under the Securities Act of 1933, File No. 333-45161
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President